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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K

                              U.S. WEST HOMES, INC.

           Nevada                                               68-0221599
           -------                                              -----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                 410 Broadway, 2nd Floor, Laguna Beach, CA 92651
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                        (949) 376-3125 (949) 376-9117 FAX
                           (ISSUER'S TELEPHONE NUMBER)

             SECURITIES REGISTERED UNDER SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
                                        REGISTERED
---------------------------             ------------------------------

---------------------------             ------------------------------

             SECURITIES REGISTERED UNDER SECTION 12(g) OF THE ACT:

                          Common Stock - .001 Par Value
                                (TITLE OF CLASS)

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FORWARD LOOKING STATEMENTS

U.S. West Homes, Inc., (U.S. West Homes, or the Company) cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Form 8-K or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in the Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as may, expect, believe, anticipate, intend, could, estimate, plans, or continue or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's limited operating history, its ability to produce additional products and services, its dependence on a limited number of customers and key personnel, its possible need for additional financing, its dependence on certain industries, and competition from its competitors. With respect to any forward- looking statements contained herein, the Company believes that it is subject to a number of risk factors, including a history of operating losses, the short time the Company has been in business, the need for increased revenues, the need for construction financing to build its development projects, the continual need for more capital, the ratio of assets to debt, factors beyond the Company's control, governmental regulation and environmental regulation, whether the company will be able to continue to find new projects to develop, competition in the industry, the volatility of trading in the over-the-counter market, the illiquidity of the company's stock, difficulty in raising capital for over-the-counter market companies, dependence of key personnel, the failure of the company to issue dividends, the fact that now restricted shares will be available to come into the market and dilute the market float in the future and the Company's concentration in the Southwest for its development projects making it vulnerable to local recession. The Company is also subject to other risks detailed herein or set forth from time to time in the Company's filings with the Securities and Exchange Commission.




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TABLE OF CONTENTS

Item 1.  Changes in Control of Registrant                                      4

Item 2.  Acquisition or Disposition of Assets                                  4

Item 3.  Bankruptcy or Receivership                                            4

Item 4.  Changes in Registrant's Certifying Accountant                         4

Item 5.  Other Events                                                          4

Item 6.  Resignation of Registant's Directors                                  4

Item 7.  Financial Statements and Exhibits                                     4

Item 8.  Change in Fiscal Year                                                 4

Item 9.  Change in Security Ratings                                            4

Signatures                                                                     5

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Item 1. Changes in Control of Registrant

No Changes to report.

Item 2. Acquisition or Disposition of Assets

Nothing to report.

Item 3. Bankruptcy or receivership

Nothing to report

Item 4. Changes in Registrant's Certifying Accountant

Nothing to report

Item 5. Other Events

In connection with U.S. West Homes' acquisition of contracts for deed by its subsidiary Senior Care International, S.A. de C.V. from Tri-National Holdings, S.A. de C.V. on April 30, 2001, the company recorded the purchase price of $33.2 million. At the time, the company obtained an independent appraisal on the property which evidenced an "as is" fair market value of $25.5 million. Management subsequently determined that the purchase price should be reduced by $7.7 million to reflect a carrying value equal to the appraised amount. The difference between the purchase price and the adjusted carrying value will be adjusted over the period set for conversion to common stock of the Series F preferred shares which were issued at the time of the purchase. The resultant reduction in carrying value will likewise reduce the carrying value of the promissory notes received from the sale of the stock in Senior Care International by the company on May 29, 2002.

The effect of this adjustment decreases stockholders' equity as reported on the most recent quarterly report on Form 10-QSB for the period ended June 30, 2002 from $77.8 million to $70.1 million.

A revised balance sheet as of September 30, 2002 will be filed with the upcoming quarterly report on Form 10-QSB with the adjustment reflected in that balance sheet.

Item 6. Resignation of Registrant's Directors

Nothing to report

Item 7a. Financial Statements

None

Item 7b. Exhibits

None

Item 8. Change in Fiscal Year

Nothing to report.

Item 9. Change in Security Rating

Nothing to report.


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                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              U.S. West Homes, Inc. (Registrant)

Dated: October 23, 2002

/S/ Mervyn Phelan, Sr.
-----------------------------------
Mervyn Phelan, Sr.
Chief Executive Officer

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